UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 14, 2011


                              KOPR RESOURCES CORP.
               (Exact Name of Registrant as Specified in Charter)

         Delaware                      333-157293                41-2252162
(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

                                 670 Kent Avenue
                                Teaneck, NJ 07666
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (201) 410-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the
    Exchange Act (17 CFR 240.13e-4(c)) -
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                           CURRENT REPORT ON FORM 8-K

                              KOPR RESOURCES CORP.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

See description of the Exclusivity Agreement in Item 8.01 below.

ITEM 8.01 OTHER EVENTS.

On March 14, 2011, Kopr Resources Corp., a Delaware corporation (the "Company") entered into a non-binding summary of terms (the "Summary of Terms") with Coronado Biosciences, Inc., a Delaware corporation ("Coronado"), setting forth the basis for a possible reverse merger transaction (the "Transaction") in which the Company would acquire all of the shares of capital stock and rights to acquire capital stock of Coronado through the merger of a newly-formed subsidiary of the Company with and into Coronado, resulting in Coronado becoming a wholly-owned subsidiary of the Company.

Execution of a definitive agreement relating to the Transaction is conditioned upon satisfactory completion of due diligence and the approval of such an agreement by the boards of directors of the Company and Coronado.

Prior to the closing of the proposed Transaction, the Company would effect a reverse stock split to reduce the number of shares of its common stock. In the Transaction, the Coronado capital stock is anticipated to be converted into the capital stock of the Company on a one-for-one basis. The reverse stock split and exchange ratios contemplate an aggregate valuation of the Company's outstanding common stock of $1,000,000 immediately prior to the Transaction, and are subject to adjustment based on Coronado's valuation immediately prior to the Transaction.

In the Transaction, shares of common stock of Coronado would be exchanged for shares of common stock of the Company, and shares of each series of preferred stock of Coronado would be exchanged for shares of a corresponding series of
preferred   stock  of  the  Company.   Shares  of  such  preferred  stock  would
automatically convert to shares of common stock immediately prior to the effectiveness of a Form S-1 registration statement covering the resale of such shares of common stock. Outstanding Coronado stock options and warrants would be exchanged for stock options or warrants of the Company with like attributes.

The definitive agreement would contain customary representations, warranties, covenants and closing conditions; in particular, the closing of the Transaction would be conditioned upon the Company having liabilities not to exceed $50,000, approval of the Transaction by the stockholders of Coronado and matters related to the Transaction by the stockholders of the Company, and the absence of any material adverse event following execution of the definitive agreement.

The Transaction is intended to constitute a tax-free reorganization for US federal income tax purposes. Following the Transaction, the officers and directors of the Company would resign, and the Board of Directors and senior management of Coronado would assume the offices of the Board of Directors and senior management of the Company.

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Concurrently  with the  execution of the Summary of Terms,  the Company  entered into an exclusivity agreement (the "Exclusivity Agreement"), pursuant to which during a 60-day exclusivity period, the Company will not (among other things), solicit proposals or offers from parties other than Coronado relating to a
possible  acquisition   transaction,   or  participate  in  any  discussions  or
negotiations or enter into any agreements relating to a possible acquisition transaction other than with Coronado.

The parties have targeted the execution of the definitive agreement and the closing of the Transaction to occur during the second calendar quarter of 2011.

FORWARD-LOOKING STATEMENTS

The information in this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements regarding the proposed Transaction and its terms. These forward-looking statements involve risks and uncertainties, including the risk that the Transaction will not be completed on the terms described in this report, if at all. In evaluating these statements, you should consider various factors, including the risks outlined from time to time, in other reports the Company files with the Securities and Exchange Commission. These factors may cause the Company's actual results to differ materially from any forward-looking statement. The Company disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 14, 2011                   KOPR RESOURCES CORP.


                                       By: /s/ Andrea Schlectman
                                          --------------------------------------
                                           Andrea Schlectman
                                           President and Chief Executive Officer



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